UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, the Compensation Committee of the Board of Directors of Coldwater Creek Inc. ("the Company") approved an increase to $300,000 in the base salary of Mark A. Haley, Vice President and Chief Accounting Officer. The Compensation Committee also approved the award of a retention bonus of $100,000 for Mr. Haley. The retention bonus award will be subject to repayment should Mr. Haley's employment terminate before February 1, 2015 due to a voluntary resignation or termination for Cause (as such capitalized term is defined in his Amended and Restated Severance and Change of Control Agreement).

As of December 11, 2013, the Company entered into an Amended and Restated Severance and Change of Control Agreement (the "Amended Change of Control Agreement") with Mr. Haley. This Amended Change of Control Agreement will remain in effect during the term of his employment with the Company. If the Company terminates Mr. Haley's employment without Cause or Mr. Haley is terminated as a result of an Involuntary Termination (as such capitalized terms are defined in the agreement), then Mr. Haley is entitled to the following severance: (i) payments over a twelve month period equal to 1.0 times his current annual base salary and a pro rata portion of the bonus otherwise earned for the year of termination; provided, however, that if his termination occurs within twelve months following a Change of Control of the Company the severance amount is a lump sum payment equal to 1.0 times the sum of his current annual base salary and target bonus, plus a pro rata portion of the target bonus for the year of termination, (ii) continuation of health benefits for twelve months, and (iii) if his termination occurs within twelve months following a Change of Control of the Company, full vesting of all unvested equity awards. The remaining terms of Mr. Haley's Amended Change of Control Agreement, which are substantially unchanged from his prior agreement, provide that if Mr. Haley becomes disabled during the term of the Amended Change of Control Agreement, he will be entitled to the continuation of his annual salary in effect on the day of termination for a period of twelve months, and if he dies or becomes disabled, he will also be entitled to a pro rata portion of the target bonus for the year of termination. As under his prior agreement, Mr. Haley is subject to certain non-competition provisions during the term of the agreement and for twelve months thereafter. Severance payments are conditioned on his compliance with the noncompetition provisions of the agreement. The foregoing description of the Amended Change of Control Agreement is qualified in its entirety by reference to the full text of the form of Severance and Change of Control Agreement attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

10.2	Severance and Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: December 16, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2	Severance and Change of Control Agreement